EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Gaming & Entertainment Group, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Tibor N. Vertes, Chief Executive Officer of the Company, and Gregory L. Hrncir, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Tibor N. Vertes	Dated: April 13, 2004
Tibor N. Vertes
Title:	Chairman and Chief Executive Officer of Gaming & Entertainment Group, Inc.

By:	/s/ Gregory L. Hrncir	Dated: April 13, 2004
Gregory L. Hrncir
Title:	President of Gaming & Entertainment Group, Inc.

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.